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                                                                  EXHIBIT 4.10


                    SECOND AMENDMENT TO DECLARATION OF TRUST


                  THIS SECOND AMENDMENT TO DECLARATION OF TRUST, dated as of April 18, 2001 (the "Second Amendment"), is among El Paso Corporation, a Delaware corporation ("El Paso" or "Sponsor"), Chase Manhattan Bank USA, National Association (as successor by merger to Chase Manhattan Bank Delaware), as Delaware trustee (the "Delaware Trustee"), and the administrative trustees named on the signature page hereto (the "Administrative Trustee"), and amends to the extent specified below the Declaration (as defined herein).

                                   WITNESSETH:

                  WHEREAS, El Paso Natural Gas Company ("EPNG"), the Delaware Trustee and the Administrative Trustees are parties to that certain Declaration of Trust of El Paso Energy Capital Trust II (the "Trust") dated as of December 11, 1997 (the "Declaration"); and

                  WHEREAS, the Declaration was amended pursuant to the First Amendment to Declaration of Trust (the "First Amendment"), dated as of August 5, 1998, to substitute El Paso for EPNG as sponsor of the Trust; and

                  WHEREAS, the parties hereto desire to amend the Declaration in order to change the name of the Trust to El Paso Capital Trust II; and

                  WHEREAS, the entry into this Second Amendment by the parties hereto is in all respects authorized by the provisions of the Declaration; and

                  WHEREAS, all things necessary to make this Second Amendment a valid agreement according to its terms have been done.

                  NOW, THEREFORE, for and in consideration of the premises, El Paso, the Delaware Trustee and the Administrative Trustees mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Trust Securities as follows:

                                    ARTICLE 1

                  Section 1.01 Change of Name. The name of the Trust is hereby changed to El Paso Capital Trust II and all business of the Trust shall hereinafter be conducted under such name.



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                                    ARTICLE 2

                                  Miscellaneous

                  Section 2.01. Other Terms of Declaration. Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Declaration as modified by the First Amendment are in all respects ratified and confirmed and shall remain in full force and effect.

                  Section 2.02. Terms Defined. All terms defined elsewhere in the Declaration shall have the same meanings when used herein.

                  Section 2.03 Multiple Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

                  Section 2.04. Responsibility of Delaware Trustee. The recitals contained herein shall be take as the statements of El Paso, and the Delaware Trustee assumes no responsibility for the correctness of the same. The Delaware Trustee makes no representations as to the validity or sufficiency of this Amendment.


                      [signatures follow on separate pages]



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                  IN WITNESS WHEREOF, this Second Amendment has been duly
executed by El Paso, the Delaware Trustee and the Administrative Trustees effective as of the day and year first written above.


                                EL PASO CORPORATION,
                                As sponsor of El Paso Energy Capital Trust II


                                By:    /s/ H. BRENT AUSTIN
                                   -------------------------------------------

                                    Name:  H. Brent Austin

                                         -------------------------------------

                                    Title: Executive Vice President
                                          ------------------------------------


                                CHASE MANHATTAN BANK USA, National Association (as successor by merger to Chase Manhattan Bank Delaware), as Delaware Trustee


                                By:    /s/ DENIS KELLY
                                   -------------------------------------------

                                    Name:  Denis Kelly
                                         -------------------------------------

                                    Title: Assistant Vice President
                                          ------------------------------------


                                /s/ H. BRENT AUSTIN
                                ----------------------------------------------
                                H. Brent Austin, as Administrative Trustee

                                /s/ JEFFREY I. BEASON
                                ----------------------------------------------
                                Jeffrey I. Beason, as Administrative Trustee

                                /s/ C. DANA RICE
                                ----------------------------------------------
                                C. Dana Rice, as Administrative Trustee